UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2016

UNITED CONTINENTAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06033 (Commission File Number)	36-2675207 (IRS Employer Identification No.)

233 S. Wacker Drive, Chicago IL (Address of Principal Executive Offices)	60606 (Zip Code)

(872) 825-4000

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)          As described in the Current Report on Form 8-K filed by United Continental Holdings, Inc., a Delaware corporation (the “Company”) on April 20, 2016, as amended by Amendment No. 1 to the Form 8-K filed on April 21, 2016, the Company entered into an agreement on April 19, 2016 with PAR Capital Management, Inc., a Delaware corporation (“PAR Capital”), Altimeter Capital Management, LP, a Delaware limited partnership (“Altimeter Capital” and, together with PAR Capital, the “Stockholders”), and certain other signatories listed on the signature page thereto (the “Agreement”) pursuant to which, among other provisions, the Nominating/Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company and the Stockholders agreed to work together in good faith to identify an additional independent director who would be mutually agreeable to the Board and the Stockholders.

The Committee and the Stockholders mutually identified and proposed that Edward M. Philip be appointed as the additional independent director under the Agreement and on July 14, 2016, the Board appointed Mr. Philip to the Board.  Mr. Philip will serve on the Nominating/Governance Committee, the Audit Committee and the Public Responsibility Committee of the Board.

Mr. Philip will be compensated for his service on the Board in the same manner as the Company’s other non-employee directors elected by the holders of the Company’s common stock. For a description of the Company’s director compensation programs, see “2015 Director Compensation” in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders held on June 8, 2016, filed with the Securities and Exchange Commission on April 29, 2016.

Mr. Philip is not a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

On July 19, 2016, the Company issued a press release announcing the appointment of Mr. Philip to the Board.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated July 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2016	UNITED CONTINENTAL HOLDINGS, INC.

	By:	/s/ Brett J. Hart
	Name:	Brett J. Hart
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 19, 2016